AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1998
FILE NO. 333-        POST EFFECTIVE AMENDMENT NO. 1 TO FILE NO.33-43420
------------------------------------------------------------
------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                          --------------------
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                           ------------------

                  GENERAL ELECTRIC CAPITAL CORPORATION
         (Exact name of registrant as specified in its charter)

        NEW YORK                            13-1500700
(State of incorporation)     (I.R.S. Employer Identification
                                                 Number)

                           260 LONG RIDGE ROAD
                       STAMFORD, CONNECTICUT 06927
                             (203) 357-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        -------------------------
                            BRUCE C. BENNETT
ASSOCIATE GENERAL COUNSEL -- TREASURY OPERATIONS AND ASSISTANT SECRETARY
                           201 HIGH RIDGE ROAD
                       STAMFORD, CONNECTICUT 06905
                             (203) 357-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        -------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.
                          --------------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.                                                     / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following
box.                                                                 /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                         / /

  If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                 / /
                          --------------------
                     CALCULATION OF REGISTRATION FEE

TITLE OF       AMOUNT          PROPOSED   PROPOSED
EACH CLASS     TO BE           MAXIMUM    MAXIMUM          AMOUNT OF
OF SECURITIES  REGISTERED      AGGREGATE  AGGREGATE        REGISTRATION
TO BE                          PRICE PER  OFFERING         FEE(3)
REGISTERED                     UNIT(1)    PRICE(1)(2)

Variable       $5,000,000,000  100%       $5,000,000,000   $1,475,000.00
Denomination
Floating Rate
Demand Notes

(1) Estimated solely for the purpose of determining the registration fee.
(2) Refers to the maximum principal amount of Variable Denomination Floating Rate Demand Notes issued under this Registration Statement that may be outstanding at any time.
(3) Pursuant to Rule 429 of the Securities Act of 1933, the amount of registration fees does not include $144,059.00 previously paid to the Commission relating to $576,235,000 million aggregate principal amount of Variable Denomination Floating Rate Demand Notes previously registered pursuant to Registration Statement No. 33-43420, which remained unissued as of the close of business on July 21, 1998.

                          --------------------
    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH THE ISSUANCE OF VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 33-43420 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON DECEMBER 23, 1991. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-43420.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
------------------------------------------------------------
------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS   GENERAL ELECTRIC CAPITAL CORPORATION
                       $8,000,000,000
               VARIABLE DENOMINATION FLOATING
                      RATE DEMAND NOTES

   The GE Interest Plus Program (the "Program") is designed to provide investors, excluding certain business entities (the "Investors") with a convenient means of investing funds directly with General Electric Capital Corporation ("GE Capital" or the "Company"). The Notes will provide liquidity and will pay interest above the average rate of taxable U.S. money market funds.

   The Notes will be repayable on demand and will be similar in yield and legal obligation to the Company's commercial paper, which is available only in large denominations to investors that are generally excluded from the Program.

   Investments in Notes will be represented by a Program account (an "Account") established for the Investor by the agent bank (the "Agent Bank") appointed by the Company. The
Notes will not be represented by a certificate or any other instrument evidencing the Company's indebtedness. The
Company reserves the right to modify, withdraw, or cancel the offer made hereby at any time.

AN ACCOUNT IS NOT EQUIVALENT TO A DEPOSIT OR OTHER BANK ACCOUNT AND IS NOT SUBJECT TO THE PROTECTION OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURANCE. THE PROGRAM IS NOT SUBJECT TO THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 (INCLUDING DIVERSIFICATION OF INVESTMENTS) OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. ALL INVESTMENTS IN THE NOTES ARE OBLIGATIONS OF GE CAPITAL AND ARE NOT OBLIGATIONS OF OR GUARANTEED BY GENERAL ELECTRIC COMPANY, THE AGENT BANK OR ANY OTHER COMPANY. THE WEEKLY INTEREST RATE PAID ON INVESTMENTS IN THE NOTES MAY NOT PROVIDE A BASIS FOR COMPARISON WITH OTHER INVESTMENTS WHICH USE A DIFFERENT METHOD OF CALCULATING A VARIABLE YIELD OR WHICH PAY A FIXED YIELD FOR A STATED PERIOD OF TIME.

For information regarding the GE Interest Plus Program, please call 1-800-433-4480.
------------------------------------------------------------
Please read this prospectus carefully and retain for future
reference.
------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------
These securities are offered through        The date of this
GECC CAPITAL MARKETS GROUP, INC.              Prospectus
                                            is July  , 1998

                    Available Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, IL 60661 and 7 World Trade Center, New York, NY 10048 and copies can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information may be obtained on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrant's that file electronically with the Commission. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005 on which certain of the Company's securities are listed.

             Documents Incorporated By Reference

There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 heretofore filed with the Commission pursuant to the 1934 Act, to which reference is hereby made. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or l5(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Copies of any document referred to above will be provided free of charge upon written or oral request directed to Bruce C. Bennett, Associate General Counsel, General Electric Capital Corporation, 201 High Ridge Road, Stamford, CT 06905, telephone no. (203) 357-4000.

                The GE Interest Plus Program

Interest

The principal amount of each Note will be equal to all investments made in the Notes by the Investor, plus accrued and reinvested interest, less any redemptions and fees. The Notes will have no stated maturity and will earn interest at floating rates, to be determined by the GE Interest Plus Committee each week, to be effective the following week. The rate of interest on the Notes will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in IBC's Money Fund ReportTM*. Rates may vary by Account balance or other factors as determined by the GE Interest Plus Committee. Interest on the Notes will accrue daily. The rate of interest paid for any period on the Notes is not an indication or representation of future rates. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. If in any week the IBC's Money Fund ReportTM is not available or publication of such seven-day average yield is suspended, the seven-day average yield at such time shall be an approximately equivalent rate determined by the GE Interest Plus Committee.
----------------------
* IBC's Money Fund Report is a registered trademark of IBC Financial Data, Inc. and is published weekly. IBC's Money Fund ReportTM states that the yield information obtained from money market funds is screened by the publisher, but no guarantee of the accuracy of the information contained therein is made by the Company.

                     Account Information

You will receive regular statements showing a summary of all transactions made in your Account. Redemption checks on which payment has been made will not be returned to you, but the check number and the amount of each check will be indicated on your statement.

                        How to Invest

To open an Account, complete the Application accompanying this Prospectus and enclose a check for your initial investment (or if applicable, a payroll deduction card).
After your Account is opened, you may purchase additional
Notes at any time without charge by any of the following methods:

BY CHECK MAILED TO AGENT BANK. Your investment will be credited and interest will begin to accrue on the first business day after the Agent Bank receives your check.
Investments made by check cannot be redeemed for five business days after the check is first credited to your Account or, if later, until the check clears.

BY WIRE TRANSFER. Wire funds to GE Interest Plus, The
Northern Trust Company, Chicago IL, ABA No. 071000152. Your
Account number must be included in the wire instruction.

BY DIRECT INVESTMENT OF PAYROLL, PENSION OR SOCIAL SECURITY
CHECK. You may instruct your employer or the Social Security
Administration to invest your entire payroll, pension or social security check directly in your Account.

BY PAYROLL DEDUCTION. GE, its subsidiaries, and certain other companies allow employees to have a fixed amount deducted from each paycheck (minimum $25) and invested in an Account.

BY AUTOMATIC MONTHLY INVESTMENT FROM A BANK ACCOUNT. You may instruct the Agent Bank to withdraw a fixed amount from your checking or savings account on a monthly basis through electronic automated clearinghouse (ACH) transfer (minimum $25) and credit the funds to your Account. Investments made by ACH cannot be redeemed for three business days after the electronic transfer is first credited to your Account or, if later, until the electronic transfer clears.

BY TELEPHONE INVESTMENT. You may instruct the Agent Bank at any time to withdraw any amount of funds (minimum $25) from your pre-designated bank account and credit the funds to your Account through ACH transfer. Investments made by ACH cannot be redeemed for three business days after either electronic transfer is first credited to your Account or, until the electronic transfer clears, whichever is later.

Except for checks mailed to the Agent Bank and funds transmitted through ACH, your investment will be credited and interest will begin to accrue on the business day the funds are received by the Agent Bank. All investments must be made in U.S. dollars drawn on a U.S. bank. You may change or terminate your investments by payroll deduction or other automatic investment at any time.

                        How To Redeem

You may redeem any part of your Account at any time as described below. Interest on redeemed investments will accrue to, but not including, the date of redemption. You may close your Account only by use of the written redemption option.

REDEMPTION BY CHECK. You may make redemption checks payable to anyone in the amount of $250 or more. If the amount of the redemption check is greater than the balance in your Account or less than $250, the check will not be honored and a fee will be debited from your Account by the Agent Bank. Your redemption will be made on the day the Agent Bank receives your redemption check for payment. If your Account is held jointly with someone else, only one signature will be required on a redemption check unless otherwise specified. The check redemption feature does not create a deposit or a banking relationship with Agent Bank, the Company or GE.

WRITTEN REDEMPTION. You may redeem all or any part of your Account, subject to a $250 minimum, by written request, including the signatures of all registered owners (including joint owners) of the Account. A check for the requested amount (or in an amount equal to the balance of your Account if the Account is being closed) will be mailed to the registered account address.

WIRE REDEMPTION. You can redeem any part of your Account, subject to a $2,500 minimum, by wire transfer if you have authorized the wire redemption option. Wire redemption proceeds can only be wired to the U.S. bank account you have designated on your Application. To change this designation, a written request signed by all registered owners (including joint owners) of the Account, with all signatures guaranteed by a financial institution, must be submitted to the Agent Bank. Funds will be wired no later than the next business day after receipt of your wire redemption request, provided your request is received by 2:00 p.m. Eastern Time on any business day. If your designated bank is not a member of the Federal Reserve system, there may be a delay in wiring funds. Each wire transfer will incur a processing charge from the Agent Bank, and may also incur an additional charge from other institutions handling the transfer. The Agent Bank's records of the wire instructions are binding.

                            Fees

There are no account maintenance fees or charges for checks or check redemptions, no sales loads, and no charges for investing or ongoing management. Fees for checks returned for insufficient funds, wire redemptions, stop payment requests and other unusual services will be directly debited from your Account.

                 GE Interest Plus Committee

The GE Interest Plus Committee consists of officers of the Company designated by the Company's Board of Directors. The Committee has the full power and authority to amend the Program as described under "Termination, Suspension, or Modification." The Committee may also interpret Program provisions, adopt Program rules and regulations and make certain determinations regarding the Program. The members of the Committee are the Company's President, Senior Vice President, Finance, and Senior Vice President, Corporate Treasury and Global Funding Operation. Members of the Committee receive no additional compensation for Committee services.

           Termination, Suspension Or Modification

The Company expects that the Program will continue indefinitely, but the Company reserves the right at any time to suspend or terminate the Program entirely, or from time to time to modify the Program in part. The Company also reserves the right to modify, suspend or terminate any of the investment options and redemption options described above. Written notice of any material modification, suspension or termination will be provided to Investors at least fifteen days prior to the effective date. See "Certain Terms of the Notes--Modification of the Indenture."

                         Agent Bank

The Company has engaged The Northern Trust Company as the
Agent Bank to perform record keeping, funds receipt and disbursement, investor servicing and related services under the Program. For these services, the Company will pay the Agent Bank an administrative fee.

                            Taxes

Interest on the Notes will be taxable as ordinary income for Federal income tax purposes. No part of the taxable interest is excludable from taxable income. State and local income taxes and related reporting may also apply. You should consult your own tax advisor with respect to tax consequences which may be applicable to your particular situation. The Program is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

                         THE COMPANY

 General Electric Capital Corporation was incorporated in
1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies. All outstanding common stock of the Company is owned by General
Electric Capital Services, Inc., which is in turn wholly-owned by General Electric Company. The Company operates in four finance industry segments and in a specialty insurance industry segment. The Company's principal executive offices are located at 260 Long Ridge Road, Stamford, CT 06927, telephone number (203) 357-4000.


       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                       OF THE COMPANY

Year Ended December 31,           Three Months Ended
--------------------------------  --------------------
1993   1994   1995   1996   1997   March 28, 1998
----   ----   ----   ----   ----   --------------
1.62   1.63   1.51   1.53   1.48      1.54

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.

                       USE OF PROCEEDS

The net proceeds from the sale of the Notes will be added to the general funds of the Company and will be available for financing its operations.

                 CERTAIN TERMS OF THE NOTES

The Notes are issued under an Indenture (the "Indenture") dated as of October 1, 1991, as amended, between the Company and The Chase Manhattan Bank, as successor trustee (the "Trustee"). The statements under this heading are subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement covering the offering of Notes. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

                           General

The Notes are issuable in any amount and will mature on the demand of the Investor. The Notes are unsecured and rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. Neither the Indenture nor any other instrument to which the Company is a party limits the principal amount of the Notes or any other indebtedness of the Company that may be issued. The Notes will not be subject to any sinking fund. The Notes will be issued in uncertificated form and Investors will not receive any certificate or other instrument evidencing the Company's indebtedness. All funds invested in Notes together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Agent Bank.


             Optional Redemption By The Company

The Company may redeem, at any time at its option, all or any part of the Notes. Any partial redemption of Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee, except that the Company may redeem all of the Notes held in an Account not meeting guidelines established by the GE Interest Plus
Committee. The Company will give at least 30 days prior written notice to an Investor whose Note is to be redeemed.
The Note (or portion thereof) being so redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption, will be paid by check to the registered holder of the Note. Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption.

                Modification Of The Indenture

The Indenture permits the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding, to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the holders of Notes, provided that no such addition or modification shall, among other things (i) change the character of the Notes from being payable upon demand, (ii) reduce the principal amount of any Note or
(iii) reduce the aforesaid percentage of principal amount of such Notes, the consent of the holders of which is required for any addition or modification, without in each case the consent of the holder of each such Note so affected.

                      Events Of Default

An Event of Default with respect to the Notes is defined in the Indenture as being: default in payment of any principal or interest on any Note when due and continuance of such default for a period of 20 days, provided that an administrative error shall not be considered an Event of Default unless such error shall have continued uncorrected for a period of 30 days after written notice to the Agent Bank and the Trustee (with a copy to the Company), the Trustee to be the sole judge of whether the error has been corrected; default for 60 days after written notice to the Company in the performance of any other covenant with respect to the Notes; or certain events in bankruptcy, insolvency or reorganization. The Indenture requires the Company to file with the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. The Trustee shall, within 90 days after the occurrence of a default in respect of the Notes, give to the holders thereof notice of all uncured and unwaived defaults known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or interest on any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes. The Indenture provides that during the continuance of an Event of Default, either the Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the principal of all such Notes to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. The Indenture provides that past defaults with respect to the Notes (except, unless theretofore cured, a default in payment of principal of or interest on any of the Notes) may be waived on behalf of the holders of all Notes by the holders of a majority in principal amount of such Notes then outstanding.

                   Concerning The Trustee

The Trustee acts as trustee under several other indentures with the Company, pursuant to which a number of series of senior, unsecured notes of the Company are presently outstanding.

                    PLAN OF DISTRIBUTION

The Notes are offered on a continuing basis through GECC Capital Markets Group, Inc., a wholly owned subsidiary of the Company, acting as agent. The offering is being made pursuant to the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. No commissions will be paid to such agent for any sales resulting from its efforts. The Company also may from time to time designate other agents through whom Notes may be offered. The Company reserves the right to withdraw, cancel or modify the offer to sell Notes at any time. The Company has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole, or in part.

                       LEGAL OPINIONS

   The legality of the Notes has been passed upon for the Company by Bruce C. Bennett, Associate General Counsel--
Treasury Operation and Assistant Secretary of the Company.
Mr. Bennett, together with members of his family, owns, has options to purchase and has other interests in shares of common stock of General Electric Company.

                           EXPERTS

The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference herein. herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants,incorporated by reference herein, and upon the authority ofsaid firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                         Page
                                         ----

Available Information...................  2

Documents Incorporated by Reference.....  2

The GE Interest Plus Program............  2

The Company.............................  5

Use of Proceeds.........................  5

Certain Terms of the Notes..............  5

Plan of Distribution....................  6

Legal Opinions..........................  7

Experts.................................  7

                                GE INTEREST PLUS

                               GENERAL ELECTRIC
                             CAPITAL CORPORATION

                                 $8,000,000,000

                        VARIABLE DENOMINATION FLOATING
                              RATE DEMAND NOTES

                                  [GE LOGO]

            For information concerning GE Interest Plus write to:

                                GE INTEREST PLUS
                                 P.O. BOX 75969
                          CHICAGO, ILLINOIS 60675-5969

                                   OR PHONE:
                                 1-800-433-4480

                              FOR RATE INFORMATION
                                 1-800-433-4480

                                    Prospectus

                       PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement...  $1,475,000.00
Accounting Fees and Expenses............      15,000.00*
NASD Conduct Rules 2720 filing and
counsel fees ...........................      30,500.00
Trustees' and Paying Agents' Fees and
Expenses (including counsel fees).......      15,000.00*
Printing and Engraving Fees.............      50,000.00*
Rating Agency Fees......................      20,000.00*
Miscellaneous...........................       5,000.00*
                                            ----------
Total...................................   $1,610,500.00*
                                            ----------
                                            ----------

- --------------------------
* Estimated, and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Sections 7018-7022 of the New York Banking Law the
Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

 a. If a director or officer is made or threatened to be made a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

    b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

    c. A director or officer who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subparagraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

 The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a director or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The foregoing statements are subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

The directors of the Company are insured under officers and directors liability insurance policies purchased by GE
Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16. EXHIBITS.

Exhibit Number         Description

1    Distribution Agreement dated as of February 1, 1992.

4(a)   Form of Indenture dated as of October 1, 1991 between
the Company and Mercantile-Safe Deposit and Trust Company, as Trustee (incorporated by reference from Exhibit 4 to the Company's Registration Statement on Form S-3, File No. 33-43420).

4(b)   First Supplemental Indenture dated as of May 11, 1994
to the Indenture dated as of October 1, 1991.

4(c)   Second Supplemental Indenture dated as of August 15,
1996 to the Indenture dated as of October 1, 1991 between the Company and The Chase Manhattan Bank, as successor trustee.

5    Opinion and consent of Bruce C. Bennett, Associate
General Counsel--Treasury Operations and Assistant Secretary
of the Company.
12    Computation of ratio of earnings to fixed charges
(incorporated by reference from Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998, File No. 1-6461).
23    Consent of KPMG Peat Marwick LLP (contained in Part II
of this Registration Statement). Consent of Bruce C. Bennett is included in his opinion referred to in Exhibit 5 above.
24    Power of Attorney.
25(a) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, in respect of the Indenture previously filed as
Exhibit 4(a).

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 23rd day of July, 1998.

                      GENERAL ELECTRIC CAPITAL CORPORATION
                      By   /s/JAMES A. PARKE
                       (James A. Parke
                        Senior Vice President, Finance)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                TITLE                         DATE
------------------------------------------------------------
                         Chairman of the Board and
* GARY C. WENDT          Chief Executive Officer
----------------         (Principal Executive Officer)
(Gary C. Wendt)

* DENIS J. NAYDEN
----------------         President, Chief Operating
(Denis J. Nayden)        Officer and Director

                         Senior Vice President,
/s/ JAMES A. PARKE       Finance and Director
----------------         (Principal Financial
(James A. Parke)         Officer)            July 23, 1998

* JEFFREY S. WERNER      Senior Vice President --
----------------         Corporate Treasury and
(Jeffrey S. Werner)      Global Funding Operation

* N.D.T. ANDREWS
----------------         Director
(N.D.T. Andrews)

* NANCY E. BARTON
----------------         Director
(Nancy E. Barton)

* JAMES R. BUNT
---------------          Director
(James R. Bunt)

* DAVID M. COTE
---------------          Director
(David M. Cote)

* DENNIS D. DAMMERMAN
-----------------        Director
(Dennis D. Dammerman)

* PAOLO FRESCO
-----------------        Director
(Paolo Fresco)

* BENJAMIN W. HEINEMAN, JR.
-----------------        Director
(Benjamin W. Heineman, Jr.)

* JEFFREY R. IMMELT
---------------          Director
(Jeffrey R. Immelt)

* W. JAMES MCNERNEY, JR.
---------------          Director
(W. James McNerney, Jr.)

* JOHN H. MYERS
----------------         Director
(John H. Myers)

* ROBERT L. NARDELLI
----------------         Director
(Robert L. Nardelli)

* MICHAEL A. NEAL
----------------         Director
(Michael A. Neal)

* JOHN M. SAMUELS
----------------         Director
(John M. Samuels)

* EDWARD D. STEWART
-----------------        Director
(Edward D. Stewart)

* JOHN F. WELCH, JR.
------------------       Director
(John F. Welch, Jr.)

* JOAN C. AMBLE          Vice President and Controller
------------------       (Principal Accounting Officer)
(Joan C. Amble)

* By /s/ JAMES A. PARKE
-------------------      Attorney-in-fact    July 23, 1998
(James A. Parke)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to incorporation by reference in the Registration Statement on Form S-3 of General Electric Capital Corporation of our report dated February 13, 1998 relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996 and the related statements of current and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997, and related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of General Electric Capital Corporation.

    We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                               KPMG PEAT MARWICK LLP

Stamford, Connecticut
July 24, 1998

                      --------------------

                       CONSENT OF COUNSEL

    The consent of Bruce C. Bennett, Associate General Counsel--Treasury Operations and Assistant Secretary of the Company, to the reference to such counsel under Legal Opinions in the Prospectus, and to the use of his opinion as an Exhibit to the Registration Statement, is included in said opinion.

                                 EXHIBIT INDEX

Exhibit Number                  Description

1    Distribution Agreement dated as of Fenruary 1, 1992.

4(a)     Form of Indenture dated as of October 1, 1991
between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee (incorporated by reference from Exhibit 4 to the Company's Registration Statement on Form S-3, File No. 33-43420).

4(b)     First Supplemental Indenture dated as of May 11,
1994 to the Indenture dated as of October 1, 1991.

4(c)     Second Supplemental Indenture dated as of August
15, 1996 to the Indenture dated as of October 1, 1991 between the Company and The Chase Manhattan Bank, as successor trustee.


5        Opinion and consent of Bruce  C.  Bennett,
Associate General Counsel--Treasury Operations and Assistant
Secretary of the Company.

12       Computation of ratio of earnings to fixed charges
(incorporated by reference from Exhibit 12(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998, File No. 1-6461).

23       Consent of KPMG Peat Marwick LLP (contained in Part
II of this Registration Statement). Consent of Bruce  C.
Bennett is included in his opinion referred to in Exhibit 5 above.

24       Power of Attorney.

25    Form T-1 Statement of Eligibility and Qualification
under the Trust Indenture  Act of 1939  of The Chase
Manhattan Bank, in respect of the Indenture previously filed as Exhibit 4(a).